SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2005

Date of Report

(Date of earliest event reported)

SumTotal Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50640	42-1607228
(Commission File No.)	(IRS Employer Identification Number)

1808 N. Shoreline Blvd.

Mountain View, California 94043

(Address of Principal Executive Offices)

(650) 934-9500

(Registrant’s Telephone Number, Including Area Code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 26, 2005 the Compensation Committee of the Board of Directors of SumTotal Systems, Inc. resolved that grants of Restricted Stock shall be given to R. Andrew Eckert, Kevin Oakes, David Crussell and Neil Laird in the amounts of, and per the terms of, the following table:

RESTRICTED STOCK GRANTS TO KEY EXECUTIVES
	Plan	# of Options	Cliff Vesting*	Consideration	Grant Date
R. Andrew Eckert	SumTotal Systems, Inc. 2004 Equity Incentive Plan	100,000	• 25% after one year • 25% after two years • 50% after three years	$.001/share $100 total	May 26, 2005

Kevin Oakes	SumTotal Systems, Inc. 2004 Equity Incentive Plan	75,000	• 25% after one year • 25% after two years • 50% after three years	$.001/share $75 total	May 26, 2005

Dave Crussell	SumTotal Systems, Inc. 2004 Equity Incentive Plan	50,000	• 25% after one year • 25% after two years • 50% after three years	$.001/share $50 total	May 26, 2005

Neil Laird	SumTotal Systems, Inc. 2004 Equity Incentive Plan	50,000	• 25% after one year • 25% after two years • 50% after three years	$.001/share $50 total	May 26, 2005

*	Such grants are subject to full acceleration upon a Change of Control as set forth in each executive’s Change of Control Agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005

SumTotal Systems, Inc

By:	/s/ Erika Rottenberg
Name:	Erika Rottenberg
Title:	Senior Vice President, General Counsel
and Secretary